Exhibit 3.1

ARTICLES OF INCORPORATION

OF

SAFEPOINT HOLDINGS, INC.

The undersigned incorporators, for the purpose of forming a corporation for profit pursuant to the laws of the State of Florida, and particularly Chapter 607 and Chapter 628, Florida Statutes, hereby adopt the following Articles of Incorporation:

ARTICLE I

NAME

The name of the corporation shall be SAFEPOINT HOLDINGS, INC. For purposes of convenience, the corporation shall be referred to in this instrument as the “Company.”

ARTICLE II

PRINCIPAL OFFICE

The principal place of business of the Company is:

12640 Telecom Drive

Temple Terrace, FL 33637

The mailing address of the Company is:

12640 Telecom Drive

Temple Terrace, FL 33637

ARTICLE III

PURPOSE

The purpose for which the Company is organized is any and all lawful business.

ARTICLE IV

SHARES

The Company shall be authorized to issue up to Five Million (5,000,000) shares, having a par value of ($0.001) per share.

[7.11.1.1] [Safepoint Holdings Inc. - Articles of Incorporation pdf] [Page 1 of 2]

ARTICLE V

REGISTERED AGENT

The name and Florida street address of the registered agent is:

Nancy L. Baily

12640 Telecom Drive

Tampa, FL 33637

Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept appointment as registered agent and agree to act in this capacity.

Registered Agent Signature:	/s/ Nancy L. Baily	Date: June 22, 2015
Nancy L. Baily

ARTICLE VI

INCORPORATOR

The name and address of the Incorporator is:

David M. Flitman

12640 Telecom Drive.

Tampa, FL 33637

I submit this document and affirm that the facts stated herein are true. I am aware that any false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s. 817.155, F.S.

Incorporator Signature:	/s/ David M. Flitman	Date: June 22, 2015
David M. Flitman

ARTICLE VII

EFFECTIVE DATE

The Effective Date shall be July 1, 2015.

[7.11.1.1] [Safepoint Holdings Inc. - Articles of Incorporation pdf] [Page 2 of 2]